© Mercury Systems, Inc. FOURTH QUARTER AND FISCAL YEAR 2024 FINANCIAL RESULTS Bill Ballhaus Chairman and CEO David Farnsworth Executive Vice President and CFO August 13, 2024, 5:00 pm ET Webcast login at www.mrcy.com/investor Webcast replay available by 7:00 p.m. ET August 13, 2024

© Mercury Systems, Inc.2 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Forward-looking safe harbor statement This presentation contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 28, 2024 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non- GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this presentation is contained in the Appendix hereto.

© Mercury Systems, Inc.3 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Today’s call ▪ Opening remarks on business and results ▪ Update on our four focus areas ▪ Expectations for performance for fiscal year 2025 and beyond ▪ Q&A

© Mercury Systems, Inc.4 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Business and results ▪ Made considerable progress addressing what we believe to be transient challenges in the business during fiscal year 2024. ▪ Fourth quarter and fiscal year 2024 results in line with or ahead of expectations, with record free cash flow achieved in the fourth quarter. ▪ Retired additional risk across remaining challenged programs and continued to execute along plan to return to initial pilot production in Common Processing Architecture (CPA) area. ▪ Continued to streamline operations, enabling increased positive operating leverage as the business returns to expected growth. ▪ Reversed multi-year trend of working capital growth, with net working capital down 15% year- over-year and sequential reductions in inventory and unbilled receivables. ▪ Entering fiscal year 2025 with a clearer path to delivering our goals of predictable growth, expanding margins, and improved free cash flow.

© Mercury Systems, Inc.5 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Enhancing execution to deliver predictable performance Working to mitigate impact of select items on revenue and pre-tax earnings $16 $39 $12 $5 $6 Net EAC Change Impact Inventory Reserves & Scrap Warranty Reserves Contract Matters Total (1) (2) (3) (4) (1) Net EAC change impact is a negative adjustment to revenue that represents a reduction in gross margin and other GAAP and non-GAAP earnings including loss before income taxes benefit, and adjusted EBITDA. (2) Represents inventory reserves & scrap activity in quarter above the FY23 quarterly average balance. Represents a reduction in gross margin and other GAAP and non-GAAP earnings including loss before income taxes benefit and adjusted EBITDA. (3) Represents warranty reserve expense for the potential repair and rework of some previously delivered common processing architecture products. Represents a reduction in gross margin and other GAAP and non-GAAP earnings including loss before income taxes benefit and adjusted EBITDA. (4) Represents contract settlement reserves associated with such potential settlements in quarter. Represents an increase to SG&A expense in quarter. $10 $16 $3 $4 Net EAC Change Impact Inventory Reserves & Scrap Contract Matters Total (1) (2) (4) Q3 Fiscal Year 2024 Q4 Fiscal Year 2024

Continued progress on risk drivers

Executed return to initial pilot production of Common Processing Architecture

Making progress on challenged programs[1]



19
17
15
11
9
6 (2)
2
4
(CPA)
2 complete / retired
2 complete / retired
4 complete / retired
2 complete / retired
3 complete / retired
Q3 FY23
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Aug FY25
Two of six remaining programs represent ordinary course risk profile

Note

(1) Represents the number of remaining challenged programs as of the end of each respective fiscal period.

(2) Two of six remaining challenged programs are nearing completion and represent ordinary course risk going forward, while the other four remaining programs are associated with the common processing architecture.

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© Mercury Systems, Inc.7 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Building a thriving organic growth engine ▪ Demand continues to remain strong with a book to bill of 1.14 in the fourth quarter. ▪ Expanded record backlog to over $1.3 billion, up 16% year-over-year. ▪ Approximately 80% of firm fixed price bookings in fiscal year 2024 are production in nature. ▪ Secured several marquee wins during the quarter, reflecting customers’ continued trust in Mercury to support critical franchise programs. ▪ Recent engagements with customers highlight Mercury’s unique capabilities to provide mission critical processing at the edge that align with customers’ priorities and strong demand in key growth markets.

© Mercury Systems, Inc.8 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Addressing our cost structure to expand margins ▪ Margins impacted by what we believe to be transitory items and negative operating leverage. ▪ Focus remains on minimizing cost growth impacts, returning to 20/80 mix of development to production programs, driving organic growth to generate positive operating leverage and achieving cost efficiencies. ▪ Completed organizational restructuring to improve performance and accelerate growth by consolidating and simplifying operations. ▪ Stood up an Advanced Concepts group that is focused on advanced technologies, innovation, and strategic growth pursuits. ▪ Well-positioned to drive improved performance toward targeted business profile.

© Mercury Systems, Inc.9 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Driving free cash flow release and improved conversion ▪ Net working capital down $93.3 million in fiscal year 2024 after years of expansion. ▪ 44% increase in WIP year-over-year reflecting progress toward cash. ▪ Past three quarters were the three highest billings quarters on overtime revenue contracts in company history. ▪ Record level of billings highlights ability to progress programs in order to deliver for customers and improve free cash flow. ▪ Confident that operational process rigor implemented in fiscal year 2024 will contribute to continued reduction in working capital and improved free cash flow performance going forward.

© Mercury Systems, Inc.10 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Expectations for Fiscal Year 2025 and beyond ▪ Confidence in our approach to achieve target profile over time of above market top line growth, low to mid 20% adjusted EBITDA margins, and free cash flow conversion of 50%. ▪ Expect to make further progress on primary challenges of high working capital and high mix of development programs in fiscal year 2025. ▪ Expect top line for fiscal year 2025 to be relatively flat year over year, with the first half in line with last year and an increase in run rate as we exit the fiscal year. ▪ Expect low double digit adjusted EBITDA margins overall in fiscal year 2025, starting off in the high single digits for the first half and expanding in the second half as we continue to shift mix toward production. ▪ Expect to be cash flow positive in fiscal year 2025, with second half free cash flow higher than the first half.

© Mercury Systems, Inc.11 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Q4 Fiscal Year 2024 vs. Q4 Fiscal Year 2023 In $ millions, except percentage and per share data Q4 FY24(2) Q4 FY23(2) CHANGE Bookings Book-to-Bill $284.4 1.14 $293.8 1.16 (3%) Backlog 12-Month Backlog $1,325.7 758.9 $1,139.8 716.4 16% Revenue $248.6 $253.2 (2%) Gross Margin 29.5% 26.6% 290 bps Operating Expenses Selling, General & Administrative Research & Development Amortization/Restructuring/Acquisition $81.2 43.4 19.4 18.4 $76.3 32.0 27.6 16.7 6% GAAP Net Loss ($10.8) ($8.2) N.A. GAAP Loss Per Share Weighted Average Diluted Shares ($0.19) 58.0 ($0.15) 56.8 N.A. Adjusted EPS(1) $0.23 $0.11 109% Adj. EBITDA(1) % of revenue $31.2 12.5% $21.9 8.7% 42% Operating Cash Flow $71.8 $12.6 469% Free Cash Flow(1) % of Adjusted EBITDA $61.4 197.1% $3.8 17.2% 1,532% Notes (1) Non-GAAP, see reconciliation table. (2) Al l references in this presentation to the fourth quarter of fiscal 2024 are to the quarter ended June 28, 2024. All references to the fourth quarter of fiscal 2023 are to the quarter ended June 30, 2023.

Fiscal Year 2024 vs. Fiscal Year 2023

In $ millions, except percentage and per share data	FY24[2]	FY23[2]	CHANGE
Bookings Book-to-Bill	$1,021.2 1.22	$1,076.0 1.10	(5%)
Backlog 12-Month Backlog	$1,325.7 758.9	$1,139.8 716.4	16%
Revenue	$835.3	$973.9	(14%)
Gross Margin	23.5%	32.5%	(900 bps)
Operating Expenses Selling, General & Administrative Research & Development Amortization/Restructuring/Acquisition	$343.7 166.8 101.3 75.6	$338.4 160.6 108.8 69.0	2%
GAAP Net Loss	($137.6)	($28.3)	N.A.
GAAP Loss Per Share Weighted Average Diluted Shares	($2.38) 57.7	($0.50) 56.6	N.A.
Adjusted EPS[1]	($0.69)	$1.00	N.A.
Adj. EBITDA[1] % of revenue	$9.4 1.1%	$132.3 13.6%	(93%)
Operating Cash Flow	$60.4	($21.3)	N.A.
Free Cash Flow[1] % of Adjusted EBITDA	$26.1 277.2%	($60.1) N.A.	N.A.

Notes
(1) Non-GAAP, see reconciliation table.
(2) All references in this presentation to the fiscal year 2024 are to the fiscal year ended June 28, 2024. All references to the fiscal year 2023 are to the fiscal year ended June 30, 2023.

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© Mercury Systems, Inc.13 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Balance sheet As of (In $ millions)(1) 6/30/23 9/29/23 12/29/23 3/29/24 6/28/24 ASSETS Cash & cash equivalents $71.6 $89.4 $168.6 $142.6 $180.5 Accounts receivable, net 507.3 480.0 433.7 417.2 415.5 Inventory, net 337.2 363.0 354.2 343.0 335.3 PP&E, net 119.6 117.2 114.4 113.9 110.4 Goodwill and intangibles, net 1,236.1 1,223.6 1,211.4 1,199.9 1,188.6 Other 119.6 127.6 154.0 161.6 148.6 TOTAL ASSETS $2,391.4 $2,400.8 $2,436.3 $2,378.1 $2,378.9 LIABILITIES AND S/E AP and accrued expenses $162.8 $147.2 $144.7 $136.9 $160.4 Other liabilities 150.4 136.3 170.6 151.9 154.2 Debt 511.5 576.5 616.5 616.5 591.5 Total liabilities 824.7 860.0 931.8 905.3 906.1 Stockholders’ equity 1,566.7 1,540.8 1,504.5 1,472.8 1,472.8 TOTAL LIABILITIES AND S/E $2,391.4 $2,400.8 $2,436.3 $2,378.1 $2,378.9 Notes (1) Rounded amounts used.

© Mercury Systems, Inc.14 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Cash flow summary For the Fiscal Quarters Ended (In $ millions)(1) 6/30/23 9/29/23 12/29/23 3/29/24 6/28/24 Net Loss ($8.2) ($36.7) ($45.6) ($44.6) ($10.8) Depreciation and amortization 22.5 22.7 22.2 21.8 21.4 Other non-cash items, net (20.2) (3.7) 1.6 27.5 0.3 Cash settlement for termination of interest rate swap - 7.4 - - - Changes in Operating Assets and Liabilities Accounts receivable, unbilled receivables, and costs in excess of billings (5.0) 27.0 42.7 8.6 (1.9) Inventory 6.0 (27.6) 12.1 8.5 7.1 Accounts payable and accrued expenses (5.0) (13.0) (5.2) (7.7) 26.6 Other 22.6 (15.2) 17.6 (31.9) 29.1 18.6 (28.8) 67.2 (22.5) 60.9 Operating Cash Flow 12.6 (39.1) 45.5 (17.8) 71.8 Capital expenditures (8.8) (8.0) (8.0) (7.9) (10.4) Free Cash Flow(2) $3.8 ($47.1) $37.5 ($25.7) $61.4 Free Cash Flow(2) / Adjusted EBITDA(2) 17% N.A. N.A. N.A. 197.1% Free Cash Flow(2) / GAAP Net (Loss) Income N.A. N.A. N.A. N.A. N.A. Notes (1) Rounded amounts used. (2) Non-GAAP, see reconciliation table.

15 APPENDIX

Adjusted EPS reconciliation

(In thousands, except per share data)[2]	Q4 FY23	Q4 FY24	FY23	FY24
Loss per share[1]	**$ (0.15)**	**$ (0.19)**	**$ (0.50)**	**$ (2.38)**
Net Loss	**$ (8,236)**	**$ (10,777)**	**$ (28,335)**	**$ (137,640)**
Other non-operating adjustments, net	(1,586)	(217)	(1,589)	(592)
Amortization of intangible assets	12,633	11,311	53,552	47,661
Restructuring and other charges	626	6,781	6,981	26,170
Impairment of long-lived assets	-	-	-	-
Acquisition, financing and other third party costs	3,834	1,400	10,019	4,370
Fair value adjustments from purchase accounting	177	178	356	710
Litigation and settlement expense, net	(1,246)	945	495	4,927
COVID related expenses	5	-	67	-
Stock-based and other non-cash compensation expense	5,859	10,650	43,031	41,257
Impact to income taxes[3]	(5,909)	(7,033)	(27,776)	(26,621)
Adjusted income (loss)	**$ 6,157**	**$ 13,238**	**$ 56,801**	**$ (39,758)**
Adjusted earnings (loss) per share[1][5]	**$ 0.11**	**$ 0.23**	**$ 1.00**	**$ (0.69)**
Weighted-average shares outstanding:				
Basic	56,798	57,974	56,554	57,738
Diluted	57,059	58,048	56,874	57,738

Notes

(1) Per share information is presented on a fully diluted basis.

(2) Rounded amounts used.

(3) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.

(4) All references in this presentation to the fourth quarter of fiscal 2024 and fiscal 2024 are to the quarter ended June 28, 2024, and the fiscal year ended June 28, 2024. All references to the fourth quarter of fiscal 2023 and fiscal 2023 are to the quarter ended June 30, 2023 and the fiscal year ended June 30, 2023.

(5) Earnings per share and Adjusted earnings per share is calculated using diluted shares whereas loss per share and adjusted loss per share is calculated using basic shares. There was a $0.01 impact to the calculation of adjusted earnings per share for the fourth quarters ended June 28, 2024 and June 30, 2023, respectively. There was no impact to the calculation of adjusted earnings per share for fiscal 2024 and fiscal 2023.

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Adjusted EBITDA reconciliation

(In thousands)[1][2]	Q4 FY23	Q4 FY24	FY23	FY24
Net Loss	**$ (8,236)**	**$ (10,777)**	**$ (28,335)**	**$ (137,640)**
Other non-operating adjustments, net	(1,586)	(217)	(1,589)	(592)
Interest expense, net	6,587	8,634	24,106	33,816
Income tax benefit	(6,588)	(7,824)	(20,207)	(51,635)
Depreciation	9,869	10,080	43,777	40,369
Amortization of intangible assets	12,633	11,311	53,552	47,661
Restructuring and other charges	626	6,781	6,981	26,170
Impairment of long-lived assets	-	-	-	-
Acquisition, financing and other third party costs	3,834	1,400	10,019	4,370
Fair value adjustments from purchase accounting	177	178	356	710
Litigation and settlement expense, net	(1,246)	945	495	4,927
COVID related expenses	5	-	67	-
Stock-based and other non-cash compensation expense	5,859	10,650	43,031	41,257
Adjusted EBITDA	**$ 21,934**	**$ 31,161**	**$ 132,253**	**$ 9,413**

Notes
(1) Rounded amounts used.
(2) All references in this presentation to the fourth quarter of fiscal 2024 and fiscal 2024 are to the quarter ended June 28, 2024, and the fiscal year ended June 28, 2024. All references to the fourth quarter of fiscal 2023 and fiscal 2023 are to the quarter ended June 30, 2023 and the fiscal year ended June 30, 2023.

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© Mercury Systems, Inc.18 Does not contain Technical Data. //Mercury Proprietary/No Tech Data///Mercury Proprietary/No Tech Data/ Free cash flow reconciliation (In thousands) Q4 FY23 Q4 FY24 FY23 FY24 Cash provided by (used in) operating $ 12,610 $ 71,761 $ (21,254) $ 60,382 Purchases of property and equipment (8,846) (10,348) (38,796) (34,291) Free cash flow 3,764$ 61,413$ (60,050)$ 26,091$